SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by
       Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Revised Definitive Proxy Materials
[   ]  Soliciting Material Under Rule 14a-12


                                 ZENASCENT, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)     Title of each class of securities to which transaction applies:
       2)     Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4)     Proposed maximum aggregate value of transaction:
       5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:
       2)     Form, Schedule or Registration Statement No.:
       3)     Filing Party:
       4)     Date Filed:




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                                 ZENASCENT, INC.
                               One Montauk Highway
                           Southampton, New York 11968


                                  June 10, 2002




Dear Zenascent Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Zenascent, Inc., to be held on June 20, 2002 at 12:00 p.m. at the offices of our counsel, Greenberg Traurig, LLP, 200 Park Avenue, 15th floor, New York, New York 10166. We hope that you will be able to attend.

     Enclosed you will find a notice setting forth the business to come before the Annual Meeting, which accompanies our proxy statement and proxy card. At the Annual Meeting, you will be asked to consider, among other things, proposals to elect four members of our board of directors, to amend our certificate of incorporation as described in the proxy statement, to amend our By-Laws as described in the proxy statement, to approve the adoption of our 2002 Stock Option Plan, and to ratify the appointment of our independent auditors for the current year. A copy of our 2001 Annual Report on Form 10-KSB is also enclosed with these materials.

     Your Board of Directors unanimously recommends that you vote "FOR" the election of each of the four nominees for the Board of Directors specified in the enclosed proxy statement, "FOR" the amendment of our certificate of incorporation and by-laws as provided in the proxy statement, "FOR" the adoption of our 2002 Stock Option Plan, and "FOR" the ratification of the appointment of our independent auditors for the current year.

     Your vote is very important. Regardless of whether you plan to attend the meeting in person, your shares should be represented and voted. After carefully reviewing the enclosed proxy statement, please complete, sign, date and promptly return the proxy card in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Should you decide to attend the Annual Meeting in person, your return of the proxy card before the Annual Meeting will not prevent you from voting your shares in person at the Annual Meeting.

                                             Sincerely,

                                             Zenascent, Inc.




                                             Cedric Kushner
                                             President


          The accompanying proxy statement dated June 10, 2002 is first being mailed to shareholders on or about June 10, 2002.

                                 ZENASCENT, INC.
                               One Montauk Highway
                           Southampton, New York 11968

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           --------------------------


                                  June 10, 2002

Dear Zenascent Shareholder:

     We cordially invite you to attend the Annual Meeting of Shareholders of Zenascent, Inc., to be held on June 20, 2002 at 12:00 p.m. at the offices of Greenberg Traurig, LLP, 200 Park Avenue, 15th floor, New York, New York 10166, for the following important purposes:

     1. To elect Cedric Kushner, James DiLorenzo, Steven Musumeci and Steven Angel to our board of directors, each to hold office until the 2003 Annual Meeting of shareholders and until his or her successor is duly elected and qualified;

     2. To amend our certificate of incorporation to change our corporate name to "CKP, Inc.";

     3. To amend our certificate of incorporation to delete information about our business purposes that is no longer accurate;

     4. To amend our certificate of incorporation to reclassify our Class A Common Stock and Class B Common Stock as a single class of Common Stock;

     5. To amend our certificate of incorporation to increase our authorized Common Stock from 20 million shares to 100 million shares;

     6. To approve the amendment of our certificate of incorporation to effect a "reverse stock split," as a result of which our 9,764,538 outstanding shares of Common Stock will be combined into between 2,441,134 and 4,882,269 shares of Common Stock;

     7. To amend our certificate of incorporation and by-laws to replace our classified board of directors with an unclassified board of directors;

     8. To amend our certificate of incorporation and by-laws to permit our shareholders to take action by written consent in lieu of a meeting;

     9.   To approve the adoption of our 2002 Stock Option Plan;

     10. To ratify the appointment of BDO Seidman, LLP as independent auditors for the Company for the current year; and

     11. To transact such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

     These items of business are described for you in detail in the accompanying proxy statement. We encourage you to read the proxy statement carefully and in its entirety.

     Only shareholders of record at the close of business on May 30, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. If you choose to attend the Annual Meeting, you may vote in person even though you have previously returned your proxy card to the Company.

                                      By Order of Your Board of Directors,



                                      James DiLorenzo
                                      Executive Vice President,
                                      Treasurer and Secretary

Whether or not you expect to be present at the Annual Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the Annual Meeting. Even if you have returned your proxy card, you may still vote in person at the Annual Meeting if you attend in person.

                                TABLE OF CONTENTS

                                                                           Page

GENERAL INFORMATION...........................................................1
      Voting Rights and Outstanding Shares....................................1
      Revocability of Proxies.................................................1
      Terms of Solicitation...................................................1
      Where to Obtain More Information........................................2
      A Very Important Warning About Forward-Looking Statements...............2
      Annual Report...........................................................2

PROPOSAL 1 - ELECTION OF DIRECTORS............................................3
      Nominees for Election to the Board of Directors.........................3
      Certain Relationships and Related Transactions..........................4
      Board Meetings During Fiscal Year 2001..................................7
      Board Committees........................................................7
      Legal Proceedings.......................................................7
      Security Ownership of Certain Beneficial Owners and Management..........7
      Section 16(a) Beneficial Ownership Reporting Compliance.................9
      Compensation of Directors and Executive Officers.......................10

PROPOSAL 2 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY TO CKP, INC................................13
      Reasons for the Proposed Name Change...................................13
      Vote Required..........................................................13

PROPOSAL 3 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
TO DELETE ANY REFERENCE TO THE COMPANY'S BUSINESS PURPOSE AS RELATING TO
GOLFING EQUIPMENT OR APPAREL.................................................14
      Reasons for the Proposed Revision of Our Certificate
       of Incorporation......................................................14
      Vote Required..........................................................14

PROPOSAL 4 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
TO RECLASSIFY THE COMPANY'S CLASS A AND CLASS B COMMON STOCK AS A
SINGLE CLASS OF COMMON STOCK.................................................15
      Reasons for the Proposed Reclassification of our Common Stock..........15
      Implementation of the Reclassification of our Common Stock.............15
      No Appraisal Rights....................................................16
      Vote Required..........................................................16

PROPOSAL 5 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK TO 100,000,000 SHARES......16
      Reasons for the Proposed Increase......................................17
      Vote Required..........................................................18

PROPOSAL 6 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT..............................................18
      Reasons for the Proposed Reverse Split.................................19
      Consequences of the Reverse Split......................................20
      Implementation of the Reverse Split....................................20
      No Appraisal Rights....................................................21
      Certain Federal Tax Consequences.......................................21
      Vote Required..........................................................22

PROPOSAL 7 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
AND BY-LAWS TO REPLACE THE COMPANY'S CLASSIFIED BOARD OF DIRECTORS
WITH A NON-CLASSIFIED BOARD OF DIRECTORS......................................22
      Current Board Structure and Proposed Declassification...................22
      Reasons for the Proposed Declassification of the Board of Directors.....23
      Vote Required...........................................................23

PROPOSAL 8 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
AND BY-LAWS TO PERMIT THE COMPANY'S SHAREHOLDERS TO TAKE ACTION BY
WRITTEN CONSENT IN LIEU OF A MEETING..........................................24
      Reasons for Permitting Shareholder Action by Written Consent............24
      Vote Required...........................................................24

PROPOSAL 9 - ADOPTION OF THE COMPANY'S 2002 STOCK OPTION PLAN.................25
      Reasons for Adopting the 2002 Plan......................................25
      Description of the 2002 Plan............................................25
      Option Grants Under the 2002 Plan.......................................27
      Certain Federal Tax Consequences........................................27
      Vote Required...........................................................28

PROPOSAL 10 - RATIFICATION OF INDEPENDENT AUDITORS............................29
      Prior Auditors..........................................................29
      Engagement of Present Auditors..........................................29
      Vote Required...........................................................30
      Disclosure of Auditor Fees..............................................30

MISCELLANEOUS.................................................................31
      Amendment and Restatement of Certificate of Incorporation...............31
      Matters To Be Presented at The 2003 Annual Meeting of Shareholders......31
      Other Matters...........................................................31

APPENDIX A:  PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
             OF ZENASCENT, INC...............................................A-1

APPENDIX B:  PROPOSED AMENDMENTS TO THE BY-LAWS OF ZENASCENT, INC............B-1

APPENDIX C:  CKP, INC. 2002 STOCK OPTION PLAN................................C-1

                                 ZENASCENT, INC.
                               One Montauk Highway
                           Southampton, New York 11968


                               GENERAL INFORMATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Zenascent, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the offices of our counsel, Greenberg Traurig, LLP, 200 Park Avenue, 15th floor, New York, NY 10166, on June 20, 2002 (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. This proxy statement, proxy card and the enclosed 2001 Annual Report on Form 10-KSB were mailed on or about June 10, 2002 to shareholders of record at the close of business on May 30, 2002 (the "Record Date").

VOTING RIGHTS AND OUTSTANDING SHARES

     As of May 24, 2002, the Company had outstanding: (i) 9,764,538 shares of Common Stock; (ii) warrants to acquire 7,554,938 shares of Common Stock, par value $.01 per share, of all classes (the "Common Stock"); (iii) options to acquire 345,832 shares of Common Stock; (iv) 135,000 shares of Series A Preferred Stock, par value $.01 per share, that are convertible into 1,350,000 shares of Common Stock (the "Series A Preferred Stock"); (v) 399,751.37 shares of Series B Convertible Preferred Stock, par value $0.01 per share, that are convertible into 39,975,137 shares of Common Stock (the "Series B Preferred Stock") and; (vi) 27,922.1 shares of Series C Redeemable Convertible Preferred Stock, par value $0.01 per share, that are convertible into 2,792,210 shares of Common Stock (the "Series C Preferred Stock"); and (vii) promissory notes convertible into an estimated 1,863,489 shares of Common Stock.

     As of May 24, 2002, the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are the only classes of voting securities of the Company. The Company's Common Stock is entitled to one vote per share; holders of shares of Series A Preferred Stock are entitled to 10 votes per share; and holders of shares of Series B Preferred Stock and Series C Preferred Stock are entitled to 100 votes per share (equivalent, in each case, to one vote per share of Common Stock into which such shares of preferred stock convert).

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by mailing a written revocation or later-dated, completed and signed proxy card before the Annual Meeting or by simply attending the Annual Meeting and voting in person. You may not change your vote by facsimile or telephone.

TERMS OF SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including the preparation, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, nominees and custodians holding in their names shares of Common Stock beneficially owned by others, for purposes of forwarding such materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors and officers of the Company. No additional compensation will be paid to such directors and officers for such services.

WHERE TO OBTAIN MORE INFORMATION

     The mailing address of the Company is One Montauk Highway, Southampton, New York 11968. Notices of revocation of a proxy should be sent to that address. Questions concerning the Annual Meeting can be answered by calling James DiLorenzo, our Executive Vice President, Secretary and Treasurer, at (631) 726-2700.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information required under the Exchange Act with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials and information from the Commission can be obtained at existing published rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission which may be downloaded free of charge. When requesting such materials and information from the Commission, please reference the Company's Commission file number which is "0-18942."

A VERY IMPORTANT WARNING ABOUT FORWARD-LOOKING STATEMENTS

     The Company makes various forward-looking statements in this document. These forward-looking statements are subject to many risks and uncertainties, and there can be no certainty that such statements will prove to be correct.

     When words and expressions such as: "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects," "forecasts," "possible," "seeks," "may," "could," "should," "might," "likely," "enable" or similar words or expressions are used in this proxy statement, as well as statements beginning or ending with phrases such as "in our view," "there can be no assurance," "although no assurance can be given" or "there is no way to anticipate with certainty," forward-looking statements are being made in all of these instances.

     These forward-looking statements speak solely as of the date of this proxy statement.

     The Company does not intend to update or revise any forward-looking statements to reflect any changes in general economic, competitive or market conditions and developments beyond its control.

ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2002, including the financial statements and schedules thereto, is enclosed with this proxy statement. The Company will provide additional copies of this Annual Report to shareholders free of charge upon written request to James DiLorenzo, our Executive Vice President, Treasurer and Secretary, at the Company's mailing address: One Montauk Highway, Southampton, New York 11968.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     At the Annual Meeting, four directors, constituting the Company's entire Board of Directors, are to be elected to the Board of Directors, each to hold office until our 2003 Annual Meeting of shareholders and until his or her successor is duly elected and qualified. Unless otherwise specified, proxies solicited hereby will be voted for the election of the nominees listed below, however, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee listed below unavailable. All of the nominees are existing members of the Board of Directors.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     Steven Angel, 25, has been a director since January, 2000, and served as our Executive Vice President and Secretary from January 14, 2000 through April 30, 2002. From 1998 through 2000, Mr. Angel was the Vice President of Power Punch Promotions. From 1994 to 1998, Mr. Angel attended the University of Maryland, where he received a Bachelor of Science degree in marketing.

     Cedric Kushner, 53, became our President and a director on April 30, 2002. Mr. Kushner has served as president of Cedric Kushner Boxing, Inc. ("CKB") and its predecessor companies since 1974. From 1974 to 1982, Mr. Kushner was one of the premier rock `n' roll promoters in the United States. He promoted the likes of Steppenwolf, Fleetwood Mac, Bob Segar, Rod Stewart, Journey, Joni Mitchell and the Rolling Stones. Since 1982, Mr. Kushner has steadily established himself as a respected promoter in the world of boxing. Currently, CKB promotes world champion and top contender boxers including #1 IBF Heavyweight Contender Chris Byrd.

     James DiLorenzo, 37, became our Executive Vice President, Secretary and Treasurer, as well as a director, on April 30, 2002. Mr. DiLorenzo joined CKB's predecessor in 1991 and became a partner in 1998. Mr. DiLorenzo has served as executive vice president, secretary and treasurer of CKB and its predecessor since 1999. Mr. DiLorenzo created the popular "Heavyweight Explosion" and "Thunderbox" series and is currently the head of all of CKB's media endeavors. Mr. DiLorenzo also manages CKB's international and domestic television distribution.

     Steven J. Musumeci, 35, became our Director of Corporate Development and General Counsel on April 30, 2002. Mr. Musumeci held the same position at CKB upon joining that company on April 1, 2002. From February, 2000 to May, 2001, Mr. Musumeci was a Vice President in the Investment Banking Division at Robertson Stephens in London. From July, 1997 to February, 2000, Mr. Musumeci was a Director in the International Finance Group at BNP Paribas in New York. Prior to his time at BNP Paribas, Mr. Musumeci was an associate attorney at Clifford Chance Rogers & Wells in New York, where he specialized in corporate finance and mergers and acquisitions.

     The affirmative vote of a plurality of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are represented in person or by properly executed proxy at the Annual Meeting, is required to approve the election of each of the above nominees for Director. Under applicable Delaware law, in determining whether a nominee has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR DISCUSSED ABOVE TO HOLD OFFICE UNTIL THE 2003 ANNUAL MEETING AND UNTIL EACH SUCH PERSON'S SUCCESSOR IS DULY ELECTED AND QUALIFIED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Merger Transaction with CKB

     On April 30, 2002, Zenascent Newco Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, was merged with and into CKB, pursuant to which CKB has became a wholly-owned subsidiary of the Company (this merger is referred to in this proxy statement as the "CKB Merger"). Pursuant to the terms of the CKB Merger, Cedric Kushner and James DiLorenzo, CKB's President and Executive Vice President, respectively, were appointed to the Company's Board of Directors. Simultaneously, the Board of Directors appointed Messrs. Kushner and DiLorenzo as our President and Executive Vice President, Treasurer and Secretary, respectively.

     In connection with the CKB Merger, the CKB stock held by Messrs. Kushner and DiLorenzo was converted into 399,751.37 shares of our Series B Preferred Stock and 5,584.42 shares of our Series C Preferred Stock. This preferred stock may be converted into an aggregate of 40,533,579 shares of our Common Stock. These shareholdings, combined with 13,493 shares of Common Stock acquired by Mr. Kushner prior to the CKB Merger, make Messrs. Kushner and DiLorenzo the holders of a total of approximately 75.3% of the aggregate voting power of all of our outstanding voting securities having the right to vote on the election of directors. In addition, the CKB stock held by Livingston Investments, LLC ("Livingston") was converted into a warrant to acquire 1,000,000 shares of Common Stock as well as 22,337.68 shares of our Series C Preferred Stock (convertible into 2,233,768 shares of Common Stock), making Livingston the holder of a total of approximately 4.2% of the aggregate voting power of all of our outstanding voting securities having the right to vote on the election of directors. Note, however, that the Company lacks sufficient authorized shares of Common Stock to allow the full conversion and exercise of this preferred stock and warrants unless Proposal 5 in this proxy statement is approved by our shareholders.

Obligations to Shareholders

     A subsidiary of CKB owes our President, Cedric. Kushner, approximately $450,000 for accrued compensation and accrued rent as of December 31, 2001.

     On March 15, 2002, CKB issued a ten-year 10% Senior Promissory Note, in the original principal amount of $1,000,000 (the "Livingston Note"), to an affiliate of Livingston. The Livingston Note, as well as the Company's obligations to pay the Consulting Fee (as defined below under "Livingston Consulting Agreement") are secured by a first-priority lien on a film library of certain boxing programming owned by a CKB affiliate (the "Library"), as well as certain other assets.

     In 2000, an affiliate of Livingston loaned $50,000 to a subsidiary of CKB. Pursuant to an agreement between the parties, this loan was forgiven in December 2001.

     An affiliate of Livingston loaned $325,979 to a subsidiary of CKB in 2000 and 2001. Pursuant to an agreement between the parties, this loan was forgiven in December 2001.

     An affiliate of Livingston holds a mortgage of approximately $330,000 on our office facilities in Southampton, New York.

     In 2001, Chester English, the managing member of Livingston, loaned $100,000 to an affiliate of CKB that has since been repaid with interest.

     Prior to joining CKB, Steven Musumeci, our Director of Corporate Development and General Counsel, loaned $125,000 to an affiliate of CKB, of which $75,000 has been repaid to date.

Office Lease

     A subsidiary of CKB presently leases office facilities in Southampton, New York from Cedric Kushner, our President. This lease commenced on July 1, 2001 and expires on June 30, 2004. The annual rent is $120,000 and the lessee also agreed to pay the property taxes, insurance and maintenance on the leased property. CKB also utilizes office space located at 58 West 58th Street in New York City that is owned by Mr. Kushner. Currently, there is no agreement relating to the use of the New York City office space.

Livingston Consulting Agreement

     On April 30, 2002, the Company and several of its affiliates (these companies are referred to collectively as the "Zenascent Group"), entered into a Consulting Agreement with Livingston (the "Consulting Agreement"). Pursuant to the terms of the Consulting Agreement, the Company retained Livingston to provide certain consulting services to the Company, including advising the Company with respect to its strategic planning and development. As compensation for these consulting services, Livingston is entitled to receive (a) a weekly consulting fee of $5,000 (the "Consulting Fee"), (b) a payment equal to 10% of the net revenues derived by a CKB affiliate from any transaction or event related to boxing matches promoted or co-promoted by this affiliate which generates total revenues to this affiliate of at least $500,000 and (c) a commission equal to 20% of the net revenues derived by CKB or its affiliates from the sale, licensing or other exploitation of the Library.

     Pursuant to the terms of the Consulting Agreement, the Company is, subject to the following sentence, required to apply 15% of the net proceeds to the Zenascent Group of any Qualified Financing (as defined in the following paragraph) to the repurchase of the Series C Preferred Stock held by Livingston and its affiliates at a price per share equal to the liquidation value of the Series C Preferred Stock. Our obligation to repurchase Series C Preferred Stock pursuant to the Consulting Agreement will terminate immediately upon the receipt by Livingston and its affiliates of an aggregate of (i) $4,300,000 in Covered Payments (as defined in the following paragraph), if received not later than March 25, 2005 or (ii) $5,300,000 in Covered Payments, if received not later than March 25, 2012.

     As used in this proxy statement (a) a "Qualified Financing" means any equity or debt financing received by the Zenascent Group subsequent to April 30, 2002 (other than any such financing required pursuant to the merger agreement governing the CKB Merger (the "CKB Merger Agreement")) and (b) "Covered Payments" means all payments pursuant to (i) the Consulting Agreement (including, without limitation, the repurchase provisions discussed above), (ii) the Livingston Note, (iii) a contractual covenant providing for the reimbursement of Livingston and its affiliates for certain expenses in the amount of $200,000, (iv) proceeds from the sale of Common Stock acquired pursuant to a warrant to purchase 1,000,000 shares of Common Stock issued to Livingston pursuant to the CKB Merger Agreement and (v) the Distribution and Purchase Agreement described below.

Distribution and Purchase Agreement

     On April 30, 2002, Cedric Kushner, our President, James DiLorenzo, our Executive Vice President, Treasurer and Secretary, and Livingston entered into a Distribution and Purchase Agreement (the "DPA"), which contains a number of restrictions on the sale or encumbrance of the capital stock of the Company owned by Messrs. Kushner and DiLorenzo. In particular, Messrs. Kushner and DiLorenzo may not sell or encumber any of our capital stock without Livingston's prior written consent except in limited cases and subject to certain conditions (including the application of sales proceeds to the purchase of Series C Preferred Stock held by Livingston and/or the payment to Livingston of a certain portion of the sales proceeds). In addition, the DPA provides that 50% of the proceeds of any cash dividends or distributions on our capital stock received by Messrs. Kushner or DiLorenzo must be applied to purchase from Livingston, at its liquidation value, any shares of Series C Preferred Stock held by Livingston.

     The DPA also provides that, except as described above under "Livingston Consulting Agreement" neither Livingston nor its affiliates may sell or encumber Series C Preferred Stock to any person other than Cedric Kushner, James DiLorenzo or their respective Affiliates.

     The restrictions in the DPA described above will terminate immediately upon the receipt by Livingston and its affiliates of an aggregate of (a) $4,300,000 in Covered Payments, if received not later than March 25, 2005 or (b) $5,300,000 in Covered Payments, if received not later than March 25, 2012.

Certain Other Agreements and Relationships

     On May 13, 2002, we entered into consulting agreements with Investor Relations Services, Inc. ("IRSI") and its affiliate, Summit Trading Limited , pursuant to which, among other things, IRSI agreed to provide us with certain public relations services through May 12, 2005 in exchange for our commitment to issue 2,631,580 shares of Common Stock or preferred stock convertible into Common Stock.

     Steven Angel serves as the "Continuing Director" of the Company, as that term is defined in the CKB Merger Agreement. The Continuing Director is charged with making all of our decisions in connection with certain indemnification provisions of the CKB Merger Agreement.

     We have entered into, or have agreed to enter into, agreements with John Yeend, our Chief Financial Officer, Steven J. Musumeci, our Director of Corporate Development and General Counsel, and Steven Angel, a member of our Board of Directors. These agreements are described below under the subheading "Employment Agreements."

BOARD MEETINGS DURING FISCAL YEAR 2001

     During fiscal year 2001, the Board of Directors held two meetings. Each director who was serving as a director when these meetings were held attended both of these meetings.

BOARD COMMITTEES

     The Company has no standing committees of its Board of Directors. However, the company intends to establish a Compensation Committee, Option Plan Administration Committee and Audit Committee in the near future. It has not yet been determined which directors will sit on these committees.

LEGAL PROCEEDINGS

     None of the directors or officers of the Company have been involved in any legal or administrative proceedings which are material to an evaluation of his or her ability or integrity as a Director or officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock immediately after the Merger, by:

     o each person known to beneficially own more than five percent of any class of the Company's voting stock;

     o    each director and officer of the Company; and

     o    all directors and executive officers as a group.

     Except as otherwise noted, the Company believes that the persons listed below have sole investment and voting power with respect to the capital stock owned by them.

                                   Amount and Nature
Name and Address                     of Beneficial                Ownership
of Beneficial Owner                  Ownership (1)              Percentage (1)
-------------------                ------------------           --------------

DIRECTORS AND OFFICERS

Steven Angel.......................     318,334(2)                   3.21%
    Cedric Kushner Boxing, Inc.
    1 Montauk Highway
    Southampton, New York 11968

Cedric Kushner.....................      33,992,359(3)              77.68%
    Cedric Kushner Boxing, Inc.
    1 Montauk Highway
    Southampton, New York 11968

James DiLorenzo....................       6,275,492(4)              39.12%
    Cedric Kushner Boxing, Inc.
    1 Montauk Highway
    Southampton, New York 11968

Steven J. Musumeci.................             --                     --
    Cedric Kushner Boxing, Inc.
    1 Montauk Highway
    Southampton, New York 11968

John Yeend.........................             --                     --
    Yeend & Castaneda, LLP
    1109 South Congress Avenue
    West Palm Beach, FL 33406

All Directors and officers
as a Group (5 persons).............      40,586,185(5)              80.66%


OTHER SHAREHOLDERS

Elliot Davis.......................       2,725,000(6)              21.82%
    c/o CSI
    7250 West Palmetto Park Road,
    Suite 106
    Boca Raton, Florida 33433-3439

----------------

(1) For purposes of this table, "beneficial ownership" is determined in accordance with the Instructions to Item 403 of Regulation S-B under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days are deemed to be outstanding and beneficially owned by such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Due to this method of computation and the fact that the number of shares of Common Stock issuable upon the exercise of outstanding options, warrants and preferred stock is large relative to the number of shares of common stock currently outstanding, the sum of these percentages exceeds 100%.

(2) Consists of 35,000 shares of Common Stock and vested options and warrants that are convertible into 283,334 shares of Common Stock.

(3) Consists of 13,493 shares of Common Stock and 339,788.66 shares of Series B Preferred Stock that are convertible into 33,978,866 shares of Common Stock.

(4) Consists of 59,962.71 shares of Series B Preferred Stock that are convertible into 5,996,271 shares of Common Stock and 2,792.21 shares of Series C Preferred Stock that are convertible into 279,221 shares of Common Stock (Mr. DiLorenzo owns an additional 2,792.21 shares of Series C Preferred Stock, but these may not be converted into Common Stock prior to April 29, 2005).

(5) As described in Notes 2 through 4, above, consists of an aggregate of 35,000 shares of Common Stock, vested options that are convertible into 283,334 shares of Common Stock, 399,751.37 shares of Series B Preferred Stock that are convertible into 39,975,137 shares of Common Stock, and 2,792.21 shares of Series C Preferred Stock that are convertible into 279,221 shares of Common Stock.

(6) Consists of Warrants to purchase an aggregate of 1,375,000 shares of Common Stock and 135,000 shares of Series A Preferred Stock that are convertible into 1,350,000 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the executive officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports of beneficial ownership and changes in such ownership. Executive officers, directors and 10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file.

     Steven Angel became a director and executive officer of the Company in January 2000. On May 10, 2002, Mr. Angel filed an Initial Statement of Beneficial Ownership of Securities on Form 3. Prior to this date however, it does not appear that Mr. Angel filed a statement on Form 3 concerning his ownership of Company stock, as required by Section 16(a) of the Exchange Act and the rules and regulations adopted thereunder. On May 1, 2001, Mr. Angel was granted a warrant to purchase 133,334 shares of our Common Stock. It does not appear that Mr. Angel filed a statement on Form 4 concerning his beneficial ownership of these shares, as required by Section 16(a) of the Exchange Act and the rules and regulations adopted thereunder. In each month from February 2001 through January 2002, Mr. Angel was granted options to purchase 12,400 shares of our Common Stock. It does not appear that Mr. Angel filed a statements on Form 4 concerning his beneficial ownership of these shares, as required by Section 16(a) of the Exchange Act and the rules and regulations adopted thereunder. Moreover, it does not appear that Mr. Angel filed a statement on Form 5 concerning his ownership of Company stock for fiscal year 2001, as required by
Section 16(a) of the Exchange Act and the rules and regulations adopted thereunder.

     Adam Goldberg became a director and executive officer of the Company in January 2000. It does not appear that Mr. Goldberg filed a statement on Form 3 concerning his ownership of Company stock, as required by Section 16(a) of the Exchange Act and the rules and regulations adopted thereunder. In February 2001, Mr. Goldberg was granted an option purchase 30,000 shares of our Common Stock. It does not appear that Mr. Goldberg filed a statement on Form 4 concerning his beneficial ownership of these shares, as required by Section 16(a) of the Exchange Act and the rules and regulations adopted thereunder. Moreover, it does not appear that Mr. Goldberg filed statements on Form 5 concerning his ownership of Company stock for fiscal year 2001, as required by Section 16(a) of the Exchange Act and the rules and regulations adopted thereunder.

     In September 2001, Elliot Davis became the beneficial owner of more than ten percent of our Common Stock. It does not appear that Mr. Davis has filed a statements on Form 3 concerning his ownership of Company stock or a statement on Form 5 concerning his ownership of Company stock for fiscal year 2001, as required by Section 16(a) of the Exchange Act and the rules and regulations adopted thereunder.

     Except as described above, based upon a review of the Company's records, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's Common Stock that, during fiscal year 2001, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

     The following table sets forth, for the fiscal years ended January 31, 2001, 2000 and 1999, the compensation provided by the Company to all individuals serving as our executive officers during the last completed fiscal year. The following table also sets forth the compensation provided by the Company's wholly-owned subsidiary, CKB, to all individuals serving as CKB's executive officers during the last completed fiscal year.


                                           Annual Compensation                       Long-Term Compensation

                                                                                 Awards                  Payouts

                                                             Other      Restricted   Securities
                                                             Annual     Stock        Underlying   LTIP       All Other
Name     And     Principal                                Compensation  Award(s)    Options/SARs  Payouts   Compensation
Position                     Year    Salary       Bonus        ($)         ($)(1)        (#)         ($)         ($)
---------------------------  ------- ---------- ---------- ------------- ----------- ------------- --------- -------------
---------------------------  ------- ---------- ---------- ------------- ----------- ------------- --------- -------------

Cedric Kushner..............   2001   $ 150,000        ---           ---         ---           ---       ---          ---
  Chairman of the Board        2000   $ 150,000        ---           ---         ---           ---       ---          ---
  and President                1999   $ 442,305        ---           ---         ---           ---       ---          ---

Jim DiLorenzo...............   2001   $ 150,000        ---           ---         ---           ---       ---          ---
  Secretary, Treasurer         2000   $ 150,000        ---           ---         ---           ---       ---          ---
  and Executive Vice           1999   $ 150,000        ---           ---         ---           ---       ---          ---
  President

Adam Goldberg...............   2001   $ 12,000         ---           ---      $9,300    30,000 (2)       ---          ---
  Chairman of the Board        2000   $   ---     $ 15,000           ---      $1,500           ---       ---          ---
  and Chief Executive Officer  1999   $   ---          ---           ---         ---           ---       ---          ---

Steven Angel................   2001   $ 84,000         ---           ---    $ 46,500   283,334 (3)       ---          ---
  Secretary and                2000   $ 45,500         ---           ---      $5,250           ---       ---          ---
  Executive Vice President     1999   $   ---          ---           ---         ---           ---       ---          ---


----------------------

(1)  Representing value of shares of restricted stock, at date of grant.

(2) Consists of 30,000 options to purchase Common Stock at an exercise price of $0.34 granted on or about February 15, 2001.

(3) Consists of a warrant to purchase 133,334 shares of Common Stock at an exercise price of $.45 per share granted on May 1, 2001 and 150,000 options to purchase Common Stock granted during the period from February 2001 through January 2002. The options have exercise prices ranging from $0.23 to $1.44

Compensation of Directors

     The Company's directors are reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof.

Stock Option Grants and Exercises

     Adam Goldberg, who served as our Chairman and Chief Executive Officer until his resignation on April 30, 2002, was issued the following stock options by the
Company:

     o Pursuant to the Company's 1998 Incentive and Non-Qualified Stock Option Plan, on or about February 15, 2001, 30,000 options to purchase Common Stock at an exercise price of $0.34. These options vested immediately and expire in 7 years. The shares underlying these options are registered and contain a cashless exercise provision.

     o On April 24, 2002, 49,000 options to purchase Common Stock at an exercise price of $1.43. These options vest on February 21, 2003 and expire in 5 years. The shares underlying these options have a right of inclusion in Company registrations (subject to certain conditions) and contain a cashless exercise provision.

     Steven Angel, who resigned as our Executive Vice President and Secretary on April 30, 2002, but who remains on our Board of Directors, was issued the following stock options by the Company:

     o Pursuant to the Company's 1998 Incentive and Non-Qualified Stock Option Plan, 12,500 options to purchase Common Stock each month during the period from February 2001 through January 2002, for a total of 150,000 options. The options have exercise prices ranging from $0.23 to $1.44, were vested immediately and expire in 7 years. The shares underlying the options are registered and contain a cashless exercise provision.

     o On April 24, 2002, 100,000 options to purchase Common Stock at an exercise price of $1.43. These options vest on February 21, 2003 and expire in 5 years. The shares underlying these options have a right of inclusion in Company registrations (subject to certain conditions) and contain a cashless exercise provision.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the last completed fiscal year to each of the officers named in the Summary Compensation Table. The Company did not grant any stock appreciation rights (as defined in Item 402(a)(6)(i) of Regulation S-B under the Securities Act) during the last completed fiscal year, and has no stock appreciation rights outstanding.



                                                    Percent of
                                                       Total
                                                      Options
                                                    Granted to      Exercise
                                                     Employees       Price
                        Number of Securities         in Fiscal    (Dollars per    Market Price on
      Name         Underlying Options Granted (#)    Year 2001       Share)        Date of Grant         Expiration Date
--------------     ------------------------------    ---------    ------------    ---------------        ---------------
Cedric Kushner                 ---0---                  ---           ---               ---                   ---
James DiLorenzo                ---0---                  ---           ---               ---                   ---
Steven Angel        12,500 shares of Common Stock      6.94          $0.34             $0.40           February 15, 2008
                    12,500 shares of Common Stock      6.94          $0.26             $0.31             March 15, 2008
                    12,500 shares of Common Stock      6.94          $0.38             $0.45             April 16, 2008
                    12,500 shares of Common Stock      6.94          $0.23             $0.27              May 15, 2008
                    12,500 shares of Common Stock      6.94          $0.35             $0.41              June 15, 2008
                    12,500 shares of Common Stock      6.94          $0.34             $0.40              July 16, 2008
                    12,500 shares of Common Stock      6.94          $1.41             $1.66             August 15, 2008
                    12,500 shares of Common Stock      6.94          $1.07             $1.26           September 17, 2008
                    12,500 shares of Common Stock      6.94          $1.44             $1.69            October 15, 2008
                    12,500 shares of Common Stock      6.94          $1.16             $1.36            November 15, 2008
                    12,500 shares of Common Stock      6.94          $1.02             $1.20            December 17, 2008
                    12,500 shares of Common Stock      6.94          $1.12             $1.32            January 15, 2009
Adam Goldberg       30,000 shares of Common Stock      16.6          $0.34             $0.40            February 15, 2008


Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year End Option/ SAR Values

     During the last completed fiscal year, none of our executive officers exercised any options to acquire capital stock of the Company or any of its subsidiaries.

Long-Term Incentive Plans - Awards In Last Fiscal Year

     Neither the Company nor any of its subsidiaries maintains any long-term incentive plans, as defined in Item 402(a)(6)(iii) of Regulation S-B under the Securities Act.

Employment Agreements

     On April 18, 2002, John Yeend, our Chief Financial Officer, entered into an agreement with us pursuant to which he is entitled to receive compensation at the rate of $5,000 per week through July 19, 2002 in connection with his services as Chief Financial Officer.

     On May 1, 2002, Steven Angel, a member of our Board of Directors, entered into a three-month agreement to provide us with consulting services in connection with business development, management transition and other matters. The agreement provides that Mr. Angel shall receive a monthly fee of $7,000.We have agreed to enter into a three-year employment agreement with Steven J. Musumeci, our Director of Corporate Development and General Counsel, and one of our nominees for director. Mr. Musumeci's employment agreement shall be effective as of April 1, 2002. The proposed terms of Mr. Musumeci's employment agreement include a $200,000 base salary, a discretionary bonus and an option to purchase 2,000,000 shares of Common Stock at exercise prices ranging from 50(cents) to 60(cents) (subject to certain adjustments relating to the initial percentage discount of such options to the fair market value of the Common Stock). This option shall be subject to a two-year vesting period, with options to purchase: 1,000,000 shares of Common Stock vesting on the later of August 31, 2002 and such time as the Company has increased its authorized Common Stock in an amount sufficient to accommodate all of its existing commitments to issue Common Stock; options to purchase 500,000 shares of Common Stock vesting at the beginning of the second year of employment; and options to purchase 500,000 shares of Common Stock vesting at the beginning of the third year of employment. The option will contain a "cashless exercise" feature. The employment agreement shall also provide that Mr. Musumeci may require us to register for public sale the Common Stock he acquires pursuant to his exercise of the above mentioned options.

     PROPOSAL 2: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                 CHANGE THE NAME OF THE COMPANY TO "CKP, INC."

     On May 2, 2002 your Board of Directors approved an amendment to Article First of the Company's Certificate of Incorporation to change the name of the Company from "Zenascent, Inc." to "CKP, Inc." The complete text of the proposed amendment is set forth in Section 1 of Appendix A to this proxy statement.

REASONS FOR THE PROPOSED NAME CHANGE

     The proposed amendment follows the consummation of the CKB Merger on April 30, 2002. The Board of Directors determined to enter into this merger after deciding to redefine the Company's business model from one centered on Internet-related technology and e-commerce incubation to one focused on the promotion of sports and entertainment events. The merger with CKB, an international boxing promotion company, allows the Company to pursue this goal. In accordance with this business focus, the Board of Directors believes that the Company will benefit from a corporate name that is identified with sports promotion in general and, in particular, with Cedric Kushner, the Company's President and a respected industry figure with approximately 28 years of experience in sports and entertainment promotion. Accordingly, the Board of Directors believes it to be in the best interest of the Company and its shareholders to change the name of the Company to "CKP, Inc."

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are represented in person or by properly executed proxy at the Annual Meeting, is required to approve the amendment to our Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether this amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF
          INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "CKP, INC."

       PROPOSAL 3: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
            TO DELETE ANY REFERENCE TO THE COMPANY'S BUSINESS PURPOSE
                   AS RELATING TO GOLFING EQUIPMENT OR APPAREL

     On May 2, 2002 your Board of Directors approved an amendment to the Company's Certificate of Incorporation to delete any reference to the Company's business purpose relating to golfing equipment or apparel. The complete text of the proposed amendment is set forth in Section 2 of Appendix A to this proxy statement.

REASONS FOR THE PROPOSED REVISION OF OUR CERTIFICATE OF INCORPORATION

     Our Certificate of Incorporation was originally amended and restated in 1998. At that time the Company's business model was focused on the golf equipment and apparel sector. As noted above under Proposal 2, we have redefined our business model to one focused on the promotion of sports and entertainment events. However, the Company's Certificate of Incorporation still states that our business purpose may include "the design, marketing and manufacture of golf equipment, apparel and accessories." This language is no longer relevant to the Company's operations, and could cause confusion about our business. Accordingly, the Board of Directors believes it to be in the best interest of the Company and its shareholders to delete this language from the Certificate of Incorporation.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are represented in person or by properly executed proxy at the Annual Meeting, is required to approve the amendment to our Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether this amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF
          INCORPORATION TO DELETE ANY REFERENCE TO COMPANY'S BUSINESS PURPOSE AS RELATING TO GOLFING EQUIPMENT OR APPAREL

              PROPOSAL 4: AMENDMENT OF THE COMPANY'S CERTIFICATE OF
          INCORPORATION TO RECLASSIFY THE COMPANY'S CLASS A AND CLASS B
                 COMMON STOCK AS A SINGLE CLASS OF COMMON STOCK

     On May 2, 2002 your Board of Directors approved the restatement of the Company's Certificate of Incorporation to reclassify our Class A Common Stock and Class B Common Stock as a single class of Common Stock. The complete text of the proposed amendment is set forth in Section 4 of Appendix A to this proxy statement.

REASONS FOR THE PROPOSED RECLASSIFICATION OF OUR COMMON STOCK

     The Company currently has authorized 15,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock. No shares of Class B Common Stock have been issued. Class B Common Stock is identical in all respects to Class A Common Stock except for the fact that any outstanding shares of Class B Common Stock would automatically convert to Class A Common Stock on the tenth consecutive trading day that the closing price of Class B Common Stock on the principal exchange or market on which it is traded exceeds $8.00 per share. Because Class A Common Stock and Class B Common Stock have identical rights and preferences, the Board of Directors feels that no purpose is served by maintaining these separate classes. Moreover, the Board of Directors believes that the maintenance of these separate classes creates confusion as shareholders and others are likely to assume that the two classes have different rights and preferences.

     In light of the factors discussed above, the Board of Directors determined that it would be in the best interest of the Company and its shareholders to amend the Company's Certificate of Incorporation to reclassify all issued and unissued shares of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, as issued and unissued shares, as applicable, of a single class of Common Stock, par value $.01 per share. As a result of this amendment, the Company would have 20,000,000 authorized shares of a single class of Common Stock. To reflect this fact, the Company's Certificate of Incorporation would also be amended in a number of ways, including to:

     o replace all references to Class A Common Stock or Class B Common Stock in Sections (a)(2), (a)(3), (a)(4) and (a)(5) of Article Fourth of the Company's Certificate of Incorporation with references to Common Stock; and

     o delete Sections (a)(1), (a)(4), (a)(6), (a)(7) and (a)(8) of Article Fourth, which address the issuance of different classes of Common Stock, the relative rights and preferences of these classes and the conversion and retirement of shares of Class B Common Stock.

IMPLEMENTATION OF THE RECLASSIFICATION OF OUR COMMON STOCK

     Assuming the reclassification of our Common Stock described in this Proposal 4 is approved by our shareholders, each certificate representing shares of our Class A Common Stock before the reverse stock split would, as of the effective date of the reverse stock split, be deemed, for all corporate purposes, to evidence ownership of the number of shares of our Common Stock represented by that certificate, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange.

     Our transfer agent, Continental Stock Transfer & Trust Company, would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders would be notified of the effectiveness of the reverse split. Class A Common shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates evidencing Class A Common Stock for stock certificates evidencing a like number of shares of a single class of Common Stock. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal, to the transfer agent. Until surrender, each certificate representing shares before the reclassification of our Common Stock would continue to be valid and would represent the number of shares of Common Stock stated on the certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES TO THE COMPANY UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL REFERRED TO ABOVE.

NO APPRAISAL RIGHTS

     No appraisal rights are available under the Delaware General Corporation Law or under our certificate of incorporation or bylaws to any shareholder who dissents from this proposal. There may exist other rights or actions under state law for shareholders who are aggrieved by stock reclassifications generally.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are represented in person or by properly executed proxy at the Annual Meeting, is required to approve the amendment to our Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether this amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF
          INCORPORATION TO RECLASSIFY THE COMPANY'S CLASS A AND CLASS B COMMON STOCK AS A SINGLE CLASS OF COMMON STOCK.

       PROPOSAL 5: AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK TO 100,000,000 SHARES

     On May 2, 2002 your Board of Directors approved an amendment to the Company's Certificate of Incorporation to increase our authorized Common Stock from its current level of 20,000,000 shares to an aggregate of 100,000,000 shares. The complete text of the proposed amendment is set forth in Section 4(a) of Appendix A to this proxy statement.

REASONS FOR THE PROPOSED INCREASE

     The Company currently has authorized Common Stock (of all classes) of 20,000,000 shares. As of May 24, 2002, a total of 9,764,538 shares of Common Stock were outstanding and the Company had the following obligations to issue Common Stock:

     o approximately 10,598,970 shares in connection with the potential exercise of outstanding stock options and warrants (note, however, that each of Livingston Investments, LLC, the holder of a warrant for 1,000,000 shares of Common Stock, and Steven Musumeci, the Company's Director of Corporate Development and General Counsel, have agreed to refrain from exercising their warrant and options, as applicable, until the Company has increased its authorized Common Stock in an amount sufficient to accommodate all of its existing commitments to issue Common Stock);

     o approximately 1,863,489 shares in connection with the potential conversion of outstanding convertible notes;

     o 1,350,000 shares in connection with the potential conversion of outstanding Series A Preferred Stock;

     o 42,767,347 shares in connection with the potential conversion of outstanding Series B and Series C Preferred Stock issued to Cedric Kushner, our President, James DiLorenzo, our Executive Vice President, Treasurer and Secretary, and Livingston Investments, LLC pursuant to the terms of the CKB Merger (note, however, that the holders of the outstanding shares of this stock have agreed to refrain from converting this stock until the Company has increased its authorized Common Stock in an amount sufficient to accommodate to accommodate all of its existing commitments to issue Common Stock); and

     o 2,631,580 shares (or shares of preferred stock convertible into Common Stock) in connection with its obligations pursuant to consulting and related agreements with Investor Relations Services, Inc. and Summit Trading Limited.

     In addition, the Company wishes to reserve 7,100,000 shares of Common Stock (before giving effect to the "reverse split" of our issued and outstanding shares of Common Stock described in Proposal 6 below) in connection with its 2002 Stock Option Plan (See Proposal 9 below). The Company will need to reserve approximately 66,311,386 shares of Common Stock in order to be able to honor these various obligations.

     In addition to the obligations to issue Common Stock described above, the Board of Directors believes that it is in the best interests of the Company and its shareholders for the Company to have a reasonable reserve of authorized but unissued shares of Common Stock in order to allow for future stock issuances. The Board of Directors proposes to create a reserve of between 28,806,345 and 31,247,480 shares through the increase in our authorized Common Stock to 100,000,000 shares, and the "reverse split" of our issued and outstanding shares of Common Stock as described in Proposal 6 below.

     The additional shares of Common Stock described above will enhance our flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions of property and securities of other companies, financings, and other corporate purposes. In particular, the Company intends to seek additional equity financing of up to $5,000,000 in the current calendar year through the issuance of additional shares of Common Stock, preferred stock and/or convertible promissory notes. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes. The Board of Directors believes that it is beneficial to the Company to have the additional shares available for such purposes without delay or the necessity of a special meeting of shareholders. Other than the obligations and planned fundraising referred to above, the Company has no immediate plans, arrangements, commitments or understandings with respect to the issuance of any additional shares of Common Stock.

     If this Proposal 5 is approved, all or a portion of the newly authorized shares of Common Stock may be issued without any further shareholder actions and without first offering these shares to the Company's existing shareholders for purchase. Any issuance of these shares, other than on a pro-rata basis to all shareholders, would reduce each shareholder's percentage interest in the Company.

     The Board of Directors is not proposing the increase in the authorized shares of our Common Stock with the intention of using the shares for anti-takeover purposes. It is possible, however, that the additional shares could be used in the future to discourage an attempt to acquire or take control of the Company.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are represented in person or by properly executed proxy at the Annual Meeting, is required to approve the amendment to our Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether this amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF
          INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000 SHARES

              PROPOSAL 6: AMENDMENT OF THE COMPANY'S CERTIFICATE OF
                INCORPORATION TO EFFECT A "REVERSE STOCK SPLIT"

     On May 2, 2002 your Board of Directors approved an amendment to the Company's Certificate of Incorporation to effect a "reverse stock split," the exact magnitude of which would be determined by the Board of Directors and as a result of which, depending on the exchange ratio ultimately chosen by the Board of Directors, our 9,764,538 outstanding shares of Common Stock will be combined into between 2,441,134 and 4,882,269 shares of Common Stock. The complete text of the proposed amendment is set forth in Section 3 of Appendix A to this proxy statement.

REASONS FOR THE PROPOSED REVERSE SPLIT

     As noted above under Proposal 5, the Board of Directors believes that it is in the best interests of the Company and its shareholders for the Company to have a reserve of between 28,806,345 and 31,247,480 authorized but unissued shares of Common Stock in order to allow for future stock issuances. The reverse stock split, if implemented, would not change the number of authorized shares of our Common Stock as designated by our certificate of incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase. These additional authorized shares of Common Stock will enhance our flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions of property and securities of other companies, financings, and other corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

     In addition, the Board of Directors believes that a reduction in the Company's outstanding shares of Common Stock will be beneficial in that it will reduce the amount of Common Stock outstanding. The Company currently has 5,288,672 publicly-traded shares of Common Stock. The Board of Directors believes that this number is excessive for a company with a current market capitalization of approximately $10.5 million. This excessive capitalization has resulted in a low trading price for our shares, which may impair the acceptability of our stock to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of our Common Stock and, at least in the near term, increase the trading price of the Common Stock.

     A further benefit of raising our share price would be lower trading costs for our shareholders. Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock, in the absence of the reverse stock split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. On the other hand, it is possible that the liquidity of our Common Stock will be adversely affected by the reduced number of shares outstanding after the reverse stock split, making it more difficult to trade in the Common Stock.

     In considering the rationale presented above, you should note that the effect of any reverse stock split upon the market price of our Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. Much of the benefits discussed above depends on our being able to achieve a sustained increase in our share price. However, we cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. In fact, the stock prices of some companies that have recently effected reverse stock splits have subsequently declined back to pre-reverse split levels. Moreover, over the long term, the trading price of our Common Stock is likely to be a function of fundamental business factors, such as our revenues, earnings and prospects, and overall economic conditions, as opposed to capital restructuring measures. Accordingly, if we fail to successfully execute our new business model (see Proposal 2 above), it is unlikely that we will benefit from a sustained increase in the price of our Common Stock.

CONSEQUENCES OF THE REVERSE SPLIT

     If we implement a "reverse stock split," the number of shares of Common Stock held by each shareholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by between one-half and one-quarter (depending on the magnitude of the reverse stock split as determined by the Board of Directors), and then rounding down to the nearest whole share. As described in further detail below, we would pay cash to each shareholder in lieu of any fractional interest in a share to which each shareholder would otherwise be entitled as a result of the reverse stock split. The reverse stock split would affect our Common Stock uniformly and would not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash. However, if the reverse stock split is approved by our shareholders, the Company will have a significant number of additional authorized but unissued shares of Common Stock. All or a portion of the additional shares of Common Stock could be issued without any further shareholder actions and without first offering these shares to the Company's existing shareholders for purchase. Any issuance of these shares, other than on a pro-rata basis to all shareholders, would reduce each shareholder's percentage interest in the Company.

     In addition, all outstanding shares of preferred stock, options, warrants and notes convertible for, or entitling their holders to purchase, shares of our Common Stock, would be adjusted as a result of the proposed reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced by between one-half and three-quarters (depending on the magnitude of the reverse stock split), and the exercise price, if applicable, would be increased by between 200% and 400%, in accordance with the terms of each instrument. Also, depending on the magnitude of the reverse stock split, the number of shares reserved for issuance under our existing stock option and employee stock purchase plans would be reduced by between one-half and three-quarters. None of the rights or preferences currently accruing to holders of the Common Stock or any of the other securities discussed above would be affected by the reverse stock split.

IMPLEMENTATION OF THE REVERSE SPLIT

     Assuming the reverse stock split described in this Proposal 6 is approved by our shareholders, each certificate representing shares of our Common Stock before the reverse stock split would, as of the effective date of the reverse stock split, be deemed, for all corporate purposes, to evidence ownership of between one-half and one-quarter (depending on the magnitude of the reverse stock split as determined by the Board of Directors) of the number of shares of Common Stock represented by that certificate, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares of preferred stock, options, warrants and convertible notes would also be automatically adjusted on the effective date.

     Our transfer agent, Continental Stock Transfer & Trust Company, would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into Common Stock would be notified of the effectiveness of the reverse split. Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal, to the transfer agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the between one-half and one-quarter of the number of shares stated on the certificate (depending on the magnitude of the reverse stock split as determined by the Board of Directors), rounded down to the nearest whole share.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES TO THE COMPANY UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL REFERRED TO ABOVE.

     We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded down to the nearest whole share. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by four would instead receive cash upon surrender to the transfer agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each shareholder would be equal to the resulting fractional interest in one share of our Common Stock to which the shareholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split.

NO APPRAISAL RIGHTS

     No appraisal rights are available under the Delaware General Corporation Law or under our certificate of incorporation or bylaws to any shareholder who dissents from this proposal. There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code"). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder. Each shareholder is urged to consult with the shareholder's own tax advisor with respect to the consequences of the reverse stock split.

     Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the shareholder's aggregate tax basis in the shares exchanged. Shareholders who receive cash upon redemption of their fractional share interests in the shares as a result of the reverse stock split would generally recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liabilities generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The shareholder's holding period for the shares would include the period during which the shareholder held the pre-split shares surrendered in the reverse stock split.

     Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are represented in person or by properly executed proxy at the Annual Meeting, is required to approve the amendment to our Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether this amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF
          INCORPORATION TO EFFECT A "REVERSE STOCK SPLIT"

              PROPOSAL 7: AMENDMENT OF THE COMPANY'S CERTIFICATE OF
         INCORPORATION AND BY-LAWS TO REPLACE THE COMPANY'S CLASSIFIED
          BOARD OF DIRECTORS WITH A NON-CLASSIFIED BOARD OF DIRECTORS

     On May 2, 2002 your Board of Directors approved amendments to the Company's Certificate of Incorporation and By-Laws to replace the Company's classified Board of Directors with a non-classified Board of Directors. The complete texts of the proposed amendments are set forth in Section 6 of Appendix A to this proxy statement (with respect to the proposed amendment to the Certificate of Incorporation) and Section 2 of Appendix B to this proxy statement (with respect to the proposed amendment to the By-Laws).

         CURRENT BOARD STRUCTURE AND PROPOSED DECLASSIFICATION

     Our Certificate of Incorporation and By-Laws currently provide that the Board of Directors is divided into three classes, with the number of Directors in each class being as nearly equal as possible. Each Director currently serves a three-year term and Directors for one of the three classes are elected each year. If this Proposal 7 is approved by our shareholders, the shareholders will elect the entire membership of our Board of Directors at the Annual Meeting, to hold office until our 2003 annual meeting of shareholders and, thereafter, the entire Board of Directors will be elected at each annual meeting for a term of one year.

     REASONS FOR THE PROPOSED DECLASSIFICATION OF THE BOARD OF DIRECTORS

     Because it imposes a three-year cycle for Director turnover, a classified board impedes a company's ability to overhaul its management as and when it deems appropriate. This type of structure, with its inherent complexity, is, in the opinion of the Board of Directors, neither necessary or advisable for the efficient administration of a small-capitalization corporation such as the Company. Moreover, the existence of a classified board limits the ability of shareholders to exercise influence over a company by changing its Directors, and may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for the implementation of those policies.

     In considering the arguments made above, shareholders should recall that Cedric Kushner, our President, and James DiLorenzo, our Executive Vice President, Treasurer and Secretary, are currently members of the Board of Directors and are also nominees for re-election to the Board of Directors at the Annual Meeting (See Proposal 1 above). Messrs. Kushner and DiLorenzo are the two largest beneficial owners of our Common Stock, and, together, hold approximately 75.3% of the aggregate voting power of all of our outstanding voting securities having the right to vote on the election of directors. Accordingly, the amendments proposed in this Proposal 7 will not provide our minority shareholders with the opportunity to replace Messrs. Kushner and DiLorenzo as Directors or executive officers of the Company. Moreover, the voting power of Messrs. Kushner and DiLorenzo will allow them to determine whether or not other Directors are replaced.

     Shareholders should also note that our Certificate of Incorporation and By-Laws currently provide that the Company's Directors may only be removed for "cause, " and with the vote of at least two-thirds of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock). Under Delaware law, the term "cause" is extremely limited, applying to behavior constituting gross negligence or intentional misconduct. We are not proposing to amend these provisions, which will remain in effect. Accordingly, the amendments proposed in this Proposal 7 will not provide our minority shareholders with the opportunity to replace Directors of the Company unless they have engaged in conduct justifying their removal for "cause" as defined above.

VOTE REQUIRED

     The affirmative vote of a supermajority of seventy-five percent (75%) of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are represented in person or by properly executed proxy at the Annual Meeting, is required to approve the amendments to our Certificate of Incorporation and By-Laws as described above. Under applicable Delaware law, in determining whether these amendments have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENTS OF THE COMPANY'S CERTIFICATE OF
          INCORPORATION AND BY-LAWS TO REPLACE THE COMPANY'S CLASSIFIED BOARD OF DIRECTORS WITH AN UNCLASSIFIED BOARD OF DIRECTORS

              PROPOSAL 8: AMENDMENT OF THE COMPANY'S CERTIFICATE OF
               INCORPORATION AND BY-LAWS TO PERMIT THE COMPANY'S
      SHAREHOLDERS TO TAKE ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING

     On May 2, 2002 your Board of Directors approved an amendment to the Company's Certificate of Incorporation and By-Laws to permit the Company's shareholders to take action by written consent in lieu of a meeting. The complete texts of the proposed amendments are set forth in Section 5 of Appendix A to this proxy statement (with respect to the proposed amendment to the Certificate of Incorporation) and Section 1 of Appendix B to this proxy statement (with respect to the proposed amendment to the By-Laws).

     REASONS FOR PERMITTING SHAREHOLDER ACTION BY WRITTEN CONSENT

     Delaware law provides that, unless a corporation's certificate of incorporation provides otherwise, any action which could be taken at a meeting of shareholders can be taken without a meeting (and without prior notice or a formal vote), if written consent for that action is obtained from the holders of shares having sufficient voting power to approve the action. However, the Company's Certificate of Incorporation and By-Laws currently prohibit shareholder action by written consent. The Board of Directors believes that it is beneficial to the Company to have the ability to take action requiring the approval of the shareholders efficiently and without the delay and expense involved in calling a meeting of shareholders. Accordingly, the Board of Directors has determined that it is in the best interest of the Company and its shareholders if the prohibitions on action by written consent are removed from the Certificate of Incorporation and By-Laws.

     In considering the arguments made above, shareholders should recall that Cedric Kushner, our President, and James DiLorenzo, our Executive Vice President, Treasurer and Secretary, are the two largest beneficial owners of our Common Stock, and, taken and, together, hold approximately 75.3% of the aggregate voting power of all our outstanding voting securities. Accordingly, the amendments proposed in this Proposal 8 would allow Messrs. Kushner and DiLorenzo to render shareholder approval for an action by executing a written consent executed by them without holding a meeting and allowing dissenting shareholders to express their opinions regarding the proposed actions. However, the Exchange Act requires that, following any such action, the Company send each shareholder an information statement describing the action and explaining the reasons why such action was taken, as well as its consequences.

VOTE REQUIRED

     The affirmative vote of a supermajority of seventy-five percent (75%) of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are represented in person or by properly executed proxy at the Annual

Meeting, is required to approve the amendment to our Certificate of Incorporation and By-Laws as described above. Under applicable Delaware law, in determining whether these amendments have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENTS OF THE COMPANY'S CERTIFICATE OF
          INCORPORATION AND BY-LAWS TO PERMIT THE COMPANY'S
          SHAREHOLDERS TO TAKE ACTION BY WRITTEN CONSENT IN LIEU OF A
          MEETING

          PROPOSAL 9: ADOPTION OF THE COMPANY'S 2002 STOCK OPTION PLAN

     On May 2, 2002 your Board of Directors approved the adoption of the Company's 2002 Stock Option Plan (the "2002 Plan"), subject to approval of our shareholders. The principal provisions of the 2002 Plan are summarized below. This summary is not complete and is qualified in its entirely by the terms and provisions of the 2002 Plan. The complete text of the 2002 Plan is set forth in Appendix C to this proxy statement.

REASONS FOR ADOPTING THE 2002 PLAN

     The purpose of the 2002 Plan is to create an employment incentive by providing an opportunity to selected officers, directors, employees and consultants who are important to the success and growth of the business of the Company to own shares of Common Stock. 7,100,000 shares of Common Stock are to be reserved for issuance under the 2002 Plan. The 2002 Plan provides that options may be granted to officers, directors, key employees and consultants of the Company and its subsidiaries, regardless of whether such persons otherwise hold or have held options or similar awards under the 2002 Plan or any other plan. It is anticipated that options will be granted primarily to management and supervisory level employees, including executive officers.

     Approval of the 2002 Plan is required in order to (a) allow for the qualification of options granted under the 2002 Plan ("Plan Options") as incentive stock options under Section 422 of the Code and (b) to the extent applicable, assure that Plan Options are qualified "performance-based compensation" and thereby exempt from the application of Section 162(m) of the Code. The 2002 Plan will supplant the Company's 1996 and 1998 Incentive and Non-Qualified Stock Option Plans, and, upon approval of the 2002 Plan, no additional stock options will be issued pursuant to the 1996 and 1998 Plans.

DESCRIPTION OF THE 2002 PLAN

     The 2002 Plan will be administered by either the full Board of Directors or such committee of Directors as the full Board of Directors may form in the future for such purpose (in either case, the "Plan Administrator"). If the Plan Administrator is constituted as a committee, it will be structured so as to allow for the issuance of incentive stock options within the meaning of Section 422(b) of the Code ("Incentive Options"), although both Incentive Options and options that do not qualify as Incentive Options ("Nonqualified Options") may be issued pursuant to the 2002 Plan. The Plan Administrator has the discretion to determine the persons to whom options are granted (although Incentive Options may only be granted to officers and employees), the number of shares to be covered by each option and the option price.

     Although Nonqualified Options may be issued at any option price determined by the Plan Administrator, the option price for Incentive Options will be no less than the fair market value of the Common Stock on the date an option is granted (or 110% of fair market value in the case of persons holding 10% or more of the combined voting power of all classes of stock of the Company). The fair market value of Common Stock on May 21, 2002, as determined in accordance with the 2002 Plan, was approximately $1.10 per share. In addition, the aggregate fair market value (as of the date of grant) of all shares of stock issuable to an optionee pursuant to Incentive Options which become exercisable in a given calendar year cannot exceed $100,000 for such calendar year. Options become exercisable as provided by the Plan Administrator and shall become null and void upon the occurrence of certain conditions as determined by the Plan Administrator, including the expiration of no more than 10 years after the date of the grant (or five (5) years in the case of Incentive Options granted to persons holding 10% or more of the combined voting power of all classes of stock of the Company).

     Plan Options may be exercised upon delivery by the optionee of written notice of exercise and tender of full payment in cash or "mature" common stock, or, with the Plan Administrator's consent, in other property or through a broker-assisted cashless exercise mechanism or by such other method as the Plan Administrator may determine.

     At the discretion of the Plan Administrator, in the event of a Change of Control of the Company, as defined in the 2002 Plan (see Appendix B), (i) Plan Options may become fully vested and exercisable in accordance with the terms of the relevant option grant, (ii) the Company may cancel outstanding Plan Options upon reasonable notice to the optionees (cancellation may also be effected on these terms in connection with the liquidation of the Company) or (iii) if the Company is not the surviving entity in such Change of Control, arrange with such surviving entity for the assumption of each outstanding option granted under the 2002 Plan or the substitution of an equivalent option or right.

     Subject to the limitations of the 2002 Plan, the maximum number of shares of Common Stock reserved for Plan Options and the number of shares of Common Stock represented by a Plan Option shall be subject to adjustment or substitution, as determined by the Plan Administrator in its sole discretion, as to the number or price of a share of stock subject to such options (A) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any option or (B) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, persons granted options under the 2002 Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the 2002 Plan.

     Plan Options generally may not be transferred other than by will or the laws of descent and distribution, or, in the case of Nonqualified Options, upon the prior written consent of the Plan Administrator. The delivery of Common Stock pursuant to the exercise of an option granted under the 2002 Plan is subject to the satisfaction by the optionee of all applicable tax withholding requirements by remitting cash to the Company or by other means approved by the Plan Administrator.

     The 2002 Plan provides that it will terminate, unless earlier terminated as provided therein, on June 20, 2012. The 2002 Plan also provides that it may be amended or terminated at any time by the Plan Administrator, provided that no such amendment or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2002 Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code). In addition, no such amendments or termination may impair the rights of an optionee with respect to existing Plan Options without the consent of that optionee.

OPTION GRANTS UNDER THE 2002 PLAN

     Because awards to be granted in the future under the 2002 Plan are at the discretion of the Plan Administrator, it is not possible to determine the benefits or amounts which will be received in the future under the 2002 Plan by our directors, executive officers or other employees.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following is a summary of material federal income tax consequences to the optionees and the Company of the grant of options under the 2002 Plan and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. The tax treatment of an optionee may vary depending upon the particular facts and circumstances of that optionee. Each prospective optionee is urged to consult with his or her own tax advisors with respect to the consequences of holding options under the 2002 Plan.

     If an option is granted to an optionee in accordance with the terms of the 2002 Plan, no income will be recognized by such optionee at the time the option is granted. Generally, on exercise of a Nonqualified Option, the amount by which the fair market value of the shares of the Common Stock on the date of exercise exceeds the purchase price of such shares will be taxable to the optionee as ordinary income. The disposition of shares acquired upon exercise of a Nonqualified Option under the 2002 Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the length of time that the option or underlying stock has been held) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Nonqualified Option.

     Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins a six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. However, the six month period of potential short-swing liability may be eliminated if the option grant (a) is approved in advance by the Board of

Directors (or a committee composed solely of two or more non-employee directors) or (b) is approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (a) or (b) above will be the date of exercise.

     Generally, on exercise of an Incentive Option, an optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of Common Stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income and the optionee may be subject to the alternative minimum tax. The disposition of shares acquired upon exercise of an Incentive Option under the 2002 Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the length of time that the option or underlying stock has been held). Generally, however, if the optionee disposes of shares of Common Stock acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise, the optionee will recognize ordinary income in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disposition of such shares over the fair market value of the shares on the date of exercise of the incentive option will ordinarily constitute capital gain.

     If an option is exercised through the use of Common Stock previously owned by the optionee, such exercise (i) will generally have the same tax consequences as if the option had been exercised with cash and (ii) generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. Upon such exercise, shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. Shares received in excess of the number of shares surrendered have a zero basis and have a holding period beginning on the date of exercise. However, if the previously owned shares were acquired on the exercise of an Incentive Option or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying Incentive Option becomes first exercisable in any one year for shares having a value in excess of $100,000 as of the grant date, the portion of the option in respect of such excess shares will be treated as a nonqualified option.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are represented in person or by properly executed proxy at the Annual Meeting, is required to approve the adoption of our 2002 Stock Option Plan as described above. Under applicable Delaware law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE COMPANY'S 2002 STOCK OPTION PLAN

                PROPOSAL 10: RATIFICATION OF INDEPENDENT AUDITORS

     Your Board of Directors has designated BDO Seidman, LLP ("BDO Seidman"), CKB's independent auditor prior to the CKB Merger as the Company's independent auditor for the current fiscal year. Wolinetz, Lafazan & Company, P.C. was the Company's independent auditor for the fiscal year ended January 31, 2002 and through May 2, 2002. We do not expect a representative of either BDO Seidman or Wolinetz, Lafazan to be available during the meeting.

PRIOR AUDITORS

     On May 2, 2002 Wolinetz, Lafazan resigned as the Company's independent auditors. The Company has engaged BDO Seidman as the Company's new independent auditors.

     During each of the Company's fiscal years ended January 31, 2002 and January 31, 2001, and the subsequent period through May 2, 2002, there were no "disagreements," as that term is defined in Item 304(a)(1)(iv) of Regulation S-B under the Securities Act, between the Company and Wolinetz, Lafazan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Wolinetz, Lafazan, would have caused Wolinetz, Lafazan to refer to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements.

     Wolinetz, Lafazan's report on the financial statements of the Company for the fiscal year ended January 31, 2002 contained a paragraph of emphasis indicating that the Company's recurring losses and negative cash flows from operations, as well as its working capital deficiency and shareholders' deficit as of January 31, 2002, raised substantial doubt about the Company's ability to continue as a going concern. Except as discussed in the previous sentence, Wolinetz, Lafazan's report on the financial statements of the Company for the fiscal years ended January 31, 2002 and January 31, 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During each of the Company's fiscal years ended January 31, 2002 and January 31, 2001, and the subsequent period through May 2, 2002, there was no reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-B, with respect to Wolinetz, Lafazan.

ENGAGEMENT OF PRESENT AUDITORS

     Effective May 2, 2002, the Company engaged BDO Seidman, CKB's independent auditors prior to the CKB Merger, as its independent auditors. During the Company's two most recently completed fiscal years, and through May 2, 2002, the Company has not consulted with BDO Seidman as to any matters.

     BDO Seidman's principal function as our independent auditors is to audit the consolidated financial statements of the Company and in connection with that audit to review certain related quarterly and other periodic filings with the Commission.

VOTE REQUIRED

     Although shareholder action on this matter is not required, the appointment of BDO Seidman as our auditors is being recommended to the shareholders for ratification. Pursuant to applicable Delaware law, the ratification of the appointment of our auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock and convertible preferred stock (voting on an as-converted basis together with the Common Stock) that are entitled to vote and are present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted and will have the same effect as a vote against this proposal.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY'S AUDITORS FOR THE CURRENT FISCAL YEAR.

DISCLOSURE OF AUDITOR FEES

     The following is a description of the fees billed to the Company by Wolinetz, Lafazan and BDO Seidman during the fiscal year ended January 31, 2002 and through the date of this proxy statement:

          Audit Fees: Wolinetz, Lafazan billed the Company $22,500 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended January 31, 2002 and the review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended January 31, 2002 and through the date of this proxy statement. BDO Seidman was engaged by the Company on May 2, 2002 and has not yet audited or reviewed any financial statements of the Company and therefore has not yet billed the Company for any professional services rendered.

          Financial Information Systems Design and Implementation
          Fees: Neither Wolinetz, Lafazan nor BDO Seidman provided advice or billed fees to the Company regarding financial information systems design and implementation during the fiscal year ended January 31, 2002 or through the date of this proxy statement.

          All Other Fees: Wolinetz, Lafazan billed the Company $2,500 for professional services other than those described above rendered during the fiscal year ended January 31, 2002 and through the date of this proxy statement. BDO Seidman was engaged by the Company on May 2, 2002 and has not yet rendered any non-audit professional services to the Company and therefore did not bill any fees to the Company during the fiscal year ended January 31, 2002 or through the date of this proxy statement.

     Your Board of Directors has determined that the matters above do not compromise the independence of BDO Seidman as the Company's independent auditors.

                                  MISCELLANEOUS

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

     If Proposals 2 through 8 in this Proxy Statement are duly approved by our shareholders, we will amend and restate our Certificate of Incorporation in its entirety to incorporate the amendments set forth in these proposals, and all prior amendments still in effect, into a single document for ease of use and reference.

MATTERS TO BE PRESENTED AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

     Any qualified shareholder wishing to make a proposal to be acted upon at the next Annual Meeting of Shareholders must submit such proposal, to be considered by the Company for inclusion in the proxy statement, to the Company at its principal office, One Montauk Highway Southampton, New York 11968,
Attention: James DiLorenzo, Executive Vice President, Secretary and Treasurer, not later than January 31, 2003.

OTHER MATTERS

     As of the date of this proxy statement, the management of the Company knows of no matters other than those stated above that are likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy card are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.

     THE COMPANY ENCOURAGES ALL SHAREHOLDERS TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD AT ONCE.

                                      By Order of Your Board of Directors,


                                      James DiLorenzo
                                      Executive Vice President,
                                      Treasurer and Secretary

                                                                     APPENDIX A


                           PROPOSED AMENDMENTS TO THE
                          CERTIFICATE OF INCORPORATION
                               OF ZENASCENT, INC.



     In Proposals 2, 3, 4, 5, 6, 7 and 8 in this proxy statement, your Board of Directors has recommended that you vote in favor of the amendments to the Company's Certificate of Incorporation set forth below.

1.   Amendment to Article First

     Article First of the Certificate of Incorporation currently reads as follows:

              FIRST: The name of the corporation is Zenascent, Inc.

     If Proposal 2 in this proxy statement is approved by our shareholders, Article First of the Certificate of Incorporation would instead read as follows:

       FIRST: The name of the corporation (the "Corporation") is CKP, Inc.

2.   Amendment to Article Third

     Article Third of the Certificate of Incorporation currently reads as follows:

               THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including without limitation the design, marketing and manufacture of golf equipment, apparel and accessories.

     If Proposal 3 in this proxy statement is approved by our shareholders, Article Third of the Certificate of Incorporation would instead read as follows:

               THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

3.   Insertion of a New Article Fourth

     If Proposal 6 in this proxy statement is approved by our shareholders, the following paragraph would be added immediately before the present Article Fourth of the Certificate of Incorporation:

               FOURTH: That, effective as of 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of this Certificate of Incorporation (the "Effective Time"), a combination of the

          Corporation's common stock shall become effective, pursuant to which every _____ (1) shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

4.   Replacement of Current Article Fourth

     (a)  Replacement of the first paragraph of Article Fourth.

          (i) The first paragraph of Article Fourth of the Certificate of Incorporation currently reads as follows:

               FOURTH: The Corporation is authorized to issue three classes of capital stock, one of which is designated as Class A Common Stock, $.01 par value per share ("Class A Common Stock"), the second of which is designated as Class B Common Stock, $.01 par value per share ("Class B Common Stock" and collectively with the Class A Common Stock, the "Common Equity") and the third of which is designated as Preferred Stock, $.01 par value per share (the "Preferred Stock"). The total number of all shares of capital stock which the corporation shall have authority to issue is 25,000,000 shares, consisting of 15,000,000 shares of Class A Common Stock, 5,000,000 shares of Class B Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations and restrictions applicable to, each class of capital stock of the Corporation.

          (ii) If Proposals 4 and 5 in this proxy statement are approved by our shareholders (and assuming Proposal 6 in this proxy statement is approved by our shareholders), the first paragraph of the current Article Fourth of the Certificate of Incorporation would be replaced by a new Article Fifth, whose first paragraph would read as follows:

               FIFTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, par value $.01 per share (the "Common Stock")(2) and the other of which is designated as preferred stock, par value $.01 per share (the "Preferred Stock"). The total number of all shares of capital stock


--------------------------------
1 This number will be between two and four, with the exact number depending upon the magnitude of the reverse stock split approved by the Board of Directors.
2 The reclassification of our Class A Common Stock and Class B Common Stock as a single class of Common Stock would occur if Proposal 4 in this proxy statement were to be approved by our shareholders.

          which the corporation shall have authority to issue is one hundred and five million (105,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock3 and five million (5,000,000) shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FIFTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations and restrictions applicable to, each class of capital stock of the Corporation.

     (b)  Replacement of Section (a) of Article Fourth.

          (i) Section (a) of Article Fourth of the Certificate of Incorporation currently reads as follows:

               (a)  Class A Common Stock and Class B Common Stock:

                    (1) General. The shares of Class A Common Slack and Class B
               Common Stock shall be identical in all respects and shall have equal rights and privileges, except a expressly set forth in this Article FOURTH. All shares of the common stock, $.01 par value per share, issued and outstanding immediately prior to the effective time of this Amendment (the "Existing Common Shares") shall automatically, without any action on the part of the holder of' Existing Common Shares, become an equal number of shares of Class A Common Stock, except to the extent that the Corporation shall enter into a written agreement with one or more stockholders for the exchange of a specified number of Existing Common Shares into shares of Class B Common Stock.

                    (2) Voting. Holders of Class A Common Stock and Class B
               Common Stock are entitled to one vote for each share held at all meetings of stockholders. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

                    (3) Dividends. Dividends may be declared and paid on Class A
               Common Stock and Class B Common Stock from funds lawfully available therefor, as and when determined by the board of directors and subject to any preferential dividend rights of any series of Preferred Stock than outstanding; provided that identical dividends or distributions per share are declared and paid concurrently upon the shares of Class A Common Stock and Class B Common Stock. In the case of distributions payable in shares of Common Equity of the Corporation, only shares of Class A Common Stock shall he distributed with respect to Class A

-------------------------
3 The increase in our authorized Common Stock to 100,000,000 shares would occur if Proposal 5 in this proxy statement were to be approved by our shareholders.

               Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, or options, warrants or other rights to purchase Common Equity of the Corporation, the Corporation shall provide that such convertible or exchangeable securities or such options. warrants or other rights to convert into, exchange for or purchase Common Equity shall be for shares of Class A Common Stock, in the case of holders of Class A Common Stock, and shares of Class B Common Stock, in the case of holders of Class B Common Stock but shall in all other respects be identical.

                    (4) Stock Split. Combinations and the Like. Neither the
               Class A Common Stock nor the Class B Common Stock shall be split, combined or subdivided unless at the same time there shall be a proportionate split, combination or subdivision of such other class,

                    (5) Liquidation. Upon the dissolution or liquidation of the
               Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to stockholders of the Corporation, subject to any preferential rights of any series of Preferred Stock then outstanding.

                    (6) Automatic Conversion. Each outstanding share of Class B
               Common Stock shall automatically be converted into a share of Class A Common Stock upon the earlier to occur of (i) October 31, 2000 and (ii) such time as the closing price for the Class A Common Stock on the Nasdaq Stock Market (or, if the Class A. Common Stock is not traded on the Nasdaq Stock Market the principle market or exchange on which such shares are traded, if any) shall equal or exceed $8.00 per share for a period of ten
               (10) consecutive trading days. Following any such automatic conversion, the share or shares of Class B Common Stock so converted shall cease to be outstanding, notwithstanding the fact that the holder or holders may not have surrendered the certificate or certificates representing such Class B Common Stock for conversion, and such certificate or certificates shall thereafter represent solely the right to receive a certificate or certificates for Class A Common Stock issuable on conversion of the Class B Common Stock so convened, upon surrender of such certificate or certificates to the Corporation, of the certificate or certificates for the Class B Common Stock so converted.

                    (7) Reservation of Shares. The Corporation shall at all
               times reserve and keep available out of the authorized and unissued shares of Class A Common Stock, solely for the purposes of effecting the conversion of the outstanding Class B Common Stock, such number of shares of Class A Common Stock as shall front time to time be sufficient to effect conversion of all outstanding shares of Class B Common Stock.

                    (8) Retirement of Class B Common Stock. Each share of Class
               B Common Stock issued by the Corporation, if reacquired by the Corporation (whether by repurchase. conversion into Class A Common Stock or otherwise) shall upon such reacquisition, be retired and may not be reissued thereafter.

          (ii) If Proposal 4 in this proxy statement is approved by our shareholders, the current Article Fourth of the Certificate of Incorporation would be replaced by a new Article Fifth, Section (a) of which would read as follows:

               (b)  COMMON STOCK

                    (1) Voting. Holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

                    (2) Dividends. Dividends may be declared and paid on Common
               Stock from funds lawfully available therefor, as and when determined by the board of directors and subject to any preferential dividend rights of any series of Preferred Stock then outstanding.

                    (3) Liquidation. Upon the dissolution or liquidation of the
               Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to stockholders of the Corporation, subject to any preferential rights of any series of Preferred Stock then outstanding.

5.   Amendment to Article Fifth

     Article Fifth of the Certificate of Incorporation currently reads as follows:

               FIFTH: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the general meeting.

     If Proposal 8 in this proxy statement is approved by our shareholders (and assuming Proposal 6 in this proxy statement is approved by our shareholders), the current Article Fifth of the Certificate of Incorporation would be removed from the Certificate of Incorporation.

6.   Amendments to Article Sixth

     Paragraphs (c) through (e) of Article Sixth of the Certificate of Incorporation currently read as follows:

               (c)  CLASSES OF DIRECTORS

               The board of directors shall be divided into three classes, consisting of Class I, Class II and Class III. No class of directors shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, except as otherwise may be provided from time to time by the board of directors.

               (d)  TERMS OF OFFICE

               Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 1999, each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 2000 and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 2001 and provided further that the term of each director shall be subject to the election and qualification of a successor to such director and to the earlier death, resignation or removal of such director.

               (e) ALLOCATION OF DIRECTORS AMONG CLASSES UPON CHANGES IN AUTHORIZED NUMBER OF DIRECTORS

               In the event of any increase or decrease in the authorized number of directors, (1) each director then serving shall continue as a director of the class of which such director is a member and (2) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, except as otherwise may be provided from time to time by the board of directors.

     If Proposal 7 in this proxy statement is approved by our shareholders (and assuming Proposal 6 in this proxy statement is approved by our shareholders), paragraphs (c) through (e) of the current Article Sixth of the Certificate of Incorporation would be replaced with the following paragraph (c) of a new Article Seventh:

               (c)  TERMS OF OFFICE

               Each director shall serve for a term ending on the date of the annual meeting following the annual meeting at which such director was elected; provided, that the term of each director shall be subject to the election and qualification of a successor to such director and to the earlier death, resignation or removal of such director.

                                                                     APPENDIX B

                           PROPOSED AMENDMENTS TO THE
                           BY-LAWS OF ZENASCENT, INC.



     In Proposals 7 and 8 in this proxy statement, your Board of Directors has recommended that you vote in favor of the amendments to the Company's By-Laws set forth below.

1.   Removal of Section 3.16

     Section 3.16 of the By-Laws currently reads as follows:

               3.16 Action Without Meetings. Stockholders may not take any action by written consent in lieu of a meeting.

     If Proposal 8 in this proxy statement is approved by our shareholders, this Section 3.16 would be removed from the By-Laws.

2.   Amendment of Sections 4.4 and 4.5

     Sections 4.4 and 4.5 of the By-Laws currently read as follows:

               4.4 Classes of Directors. The board of directors shall be divided into three classes, consisting of Class I, Class II and Class III. No class of directors shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, except as otherwise may be provided from time to time by the board of directors.

               4.5 Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 1999, each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 2000 and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 2001 and provided further that the term of each director shall be subject to the election and qualification of a successor to such director and to the earlier death, resignation or removal of such director.

     If Proposal 7 in this proxy statement is approved by our shareholders, the current Sections 4.4 and 4.5 of the By-Laws would be replaced by the following new Section 4.4:

               4.4 Terms of Office. Each director shall serve for a term ending on the date of the annual meeting following the annual meeting at which such director was elected; provided, that the term of each director shall be subject to the election and qualification of a successor to such director and to the earlier death, resignation or removal of such director.

                                                                     Appendix C



                     ---------------------------------------

                                    CKP, INC.

                             2002 STOCK OPTION PLAN

                     ---------------------------------------


     1. Purpose. The purpose of this Plan is to advance the interests of CKP, Inc., a Delaware corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide management services and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2. Definitions. As used herein, the following terms shall have the meaning indicated:

          (a) "Authorized Amount" shall have the meaning set forth in Section 3.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Cause" shall mean an Optionee's willful misconduct, gross negligence or willful and material breach of his or her employment agreement with the Company or a Subsidiary.

          (d) "Change in Control" shall mean:

               (i) Any of the following transactions or occurrences: (A) unless subsequently rescinded or unconsummated, approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction; (B) a liquidation or dissolution of the Company; or (C) the sale of all or substantially all of the assets of the Company;

               (ii) The cessation for any reason of individuals who, as of the date on which the Option is granted hereof, constitute the Board (the "Incumbent Board"), to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Option was granted whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the

          Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

               (iii) The acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (A) the Company or its Subsidiaries, (B) any person, entity or "group" that as of the date on which the Option is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest or (C) any employee benefit plan of the Company or its Subsidiaries.

          (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (f) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof, or, if such committee is not appointed, the full Board.

          (g) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

          (h)  "Company" shall mean CKP, Inc., a Delaware corporation.

          (i)  "Director" shall mean a member of the Board.

          (j)  "Effective Date" shall mean ___________ ___, 2002.

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" of a Share on any date of reference shall mean, (i) if the Stock is listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Common Stock is neither listed on any national securities exchange nor quoted on NASDAQ, but is traded over-the-counter, the mean of the bid and asked prices per share on the date of grant of the option; and (iv) in all other cases, the amount determined by the Committee in good faith to be the fair market value of such Share.

          (m) "ISO" shall mean an incentive stock option as defined in Section 422 of the Code.

          (n)  "NQO" shall mean an Option that is not an ISO.

          (o) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-B under the Securities Act of 1933, as amended (17 C.F.R. ss. 228.401(b)) the Company identifies a person as a "significant employee," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

          (p) "Option" (when capitalized) shall mean any option to acquire Common Stock granted under this Plan.

          (q) "Option Agreement" means an agreement between the Company and an Optionee pursuant to which an Option is granted.

          (r) "Optionee" shall mean a person to whom an Option is granted or any person who succeeds to the rights of such person pursuant to this Plan.

          (s) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 under the Exchange Act.

          (t) "Outside Option" shall mean an option to acquire capital stock of the Company granted pursuant to a stock option plan of the Company or any of its "subsidiary corporations" (as defined in Section 424 of the Code) other than this Plan.

          (u) "Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof.

          (v)  "Plan" shall mean this Stock Option Plan.

          (w)  "Share" shall mean a share of Common Stock.

          (x) "Subsidiary" shall mean any Person more than 50% of the total combined voting power of whose equity securities is directly or indirectly owned by the Company.

     3. Shares Available for Option Grants. Subject to Section 10(a)(i), the Committee may grant to Optionees from time to time Options to purchase an aggregate of up to 7,100,000 (seven million, one hundred thousand) authorized and unissued Shares (the "Authorized Amount"). If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

     4.   Incentive and Non-Qualified Options.

          (a) An Option granted hereunder shall be either an ISO or a NQO as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an ISO or NQO. ISOs may not be granted to any person who is not an employee of the Company or any Subsidiary.

          (b) Options initially exercisable by an Optionee during a given calendar year which would otherwise qualify as ISOs hereunder will not be treated as ISOs to the extent that the Fair Market Value (determined as of the grant date) of the Shares for which such Options are exercisable, together with the Fair Market Value of all shares of capital stock for which any Outside Options are initially exercisable by such Optionee during such calendar year, exceeds $100,000.

     5.   Conditions for Grant of Options.

          (a) Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be either (i) regular employees of, or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and Officers who are regular employees, or (ii) Directors who are not employees of the Company or of any Subsidiaries.

          (b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. In granting Options under the Plan, the Committee may from time to time prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation,
(i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time; provided, that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

          (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

          (d) Notwithstanding any other provision of this Plan, an ISO shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the

Company (or any of its "subsidiary corporations" (as defined in Section 424 of the Code) as at the date of grant), unless (i) the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted and (ii) such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, that in no event shall the exercise price per Share of any ISO be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

     7. Exercise of Options. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The consideration to be paid for the Shares to be issued upon exercise of an Option, as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee and may, in the discretion of the Committee, consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for a financial accounting purposes a change for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Committee deems appropriate, or by a combination of the above. In the case of an ISO, the permissible methods of payment shall be specified at the time the Option is granted. The Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate not less than the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option, or to have any of the rights associated with holding such Shares, unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

     8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

          (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant of the Option.

          (b) If and to the extent provided in any Option Agreement, in the event of a Change in Control, or in the event that the Committee exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof, the Committee may, within its discretion, accelerate the vesting and exercisability of any Option.

          (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

     9.   Termination of Option Period.

          (a) Unless otherwise provided in any Option agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) three (3) months after the date on which the Optionee's employment is terminated other than by reason of (A) termination for Cause, (B) a mental or physical disability (within the meaning of Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or
(C) death of the Optionee;

               (ii) immediately upon the termination of the Optionee's employment for Cause;

               (iii) twelve (12) months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee;

               (iv) (A) twelve (12) months after the date of termination of the Optionee's employment by reason of death of the employee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified in Subsection 9(a)(iii) hereof or the three-month period specified in Subsection 9(a)(i) hereof; or

               (v) immediately in the event that the Optionee shall file any lawsuit or arbitration claim against the Company or any Subsidiary, or any of their respective officers, directors or shareholders.

          (b) To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any transaction of the type described in clauses (i) or (iii) of the definition of "Change in Control" in Section 2, unless the Company, its successor or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof, and (ii) the Committee in its sole discretion may by written notice (a "Cancellation Notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b)(i) hereof in which the Company does survive, any Option that remains unexercised on such date. The Committee shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

     10.  Adjustment of Shares.

          (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization, stock split, stock combination or exchange of Shares, then and in such event:

               (i) appropriate adjustment shall be made to the Authorized Amount and the class of securities reserved in connection therewith, so that, subsequent to such transaction, the Authorized Amount shall be equal such number and class of securities as would be distributed in connection with such transaction to the holder of a number of Shares equal to the Authorized Amount immediately prior to such transaction.

               (ii) the Board or the Committee may, in its discretion, adjust the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that so that, subsequent to such transaction, (A) the number of Shares subject to such Option shall be equal to such number of Shares as would be distributed in connection with such transaction to the holder an of equivalent number of Shares immediately prior to such transaction and (B) the aggregate exercise price of the Shares subject to such Option shall not be affected by such transaction.

          (b) Unless otherwise provided in any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

          (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon the consummation of such transaction.

          (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

          (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     11. Transferability of Options and Shares. No ISO, and unless the prior written consent of the Committee is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act, no NQO, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a NQO that has been assigned or transferred with the prior written consent of the Committee, only by the permitted assignee.

     12.  Issuance of Shares.

          (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

          (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings as the Committee may deem necessary or advisable to facilitate compliance with any applicable law or regulation, including, but not limited to, the following:

               (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that the Shares to be issued pursuant to such Option are being acquired by the Optionee for investment and not with a view to, or for sale in connection with, the distribution of any such Shares;

               (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee, necessary or appropriate to facilitate compliance with the provisions of any corporation or securities laws deemed by the Committee to be applicable to the issuance and transfer of such Shares; and

               (iii) an agreement that, upon the Company's request in contemplation of an underwritten offering of the Company's securities, the Optionee shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Optionee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, the Shares granted pursuant to an Option without the Company's prior written consent.

     13.  Administration of the Plan.

          (a) The Plan shall be administered by the Committee, which shall be composed of two or more Directors. If the Committee is not the full Board, (i) the membership of the Committee shall be constituted so as to comply at all times with the then-applicable requirements for Outside Directors of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code and (ii) the Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

          (b) The Board may grant Options pursuant to this Plan to any persons to whom Options may be granted under Section 5(a) hereof.

          (c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan or any Option shall be final and conclusive.

          (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Committee.

     14. Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

     15.  Interpretation.

          (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with such Rule, such provision shall be deemed null and void to the extent required to permit the Plan to comply with such Rule. The Committee may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

          (b) The Plan and any Option agreements entered into pursuant to the Plan shall be administered and interpreted so that all ISOs granted under the Plan will qualify as ISOs under Section 422 of the Code. If any provision of the Plan or any such Option agreement should be held invalid for the granting of ISOs or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan and the Option agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option agreement.

          (c) This Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

          (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (e) Any reference to the masculine, feminine or neuter gender shall be a reference to such other genders as is appropriate.

     16. Amendment and Discontinuation of the Plan. The Committee may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 under the Exchange Act, or to comply with Section 162(m) of the Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of such Optionee.

     17. Effective Date and Termination Date. The expiration date of the Plan, on and after which no Options may be granted, shall be the tenth anniversary of the Effective Date; provided, that the administration of the Plan shall continue in effect until all matters relating to Options previously granted have been settled.

                                      * * *

                                 ZENASCENT, INC.
                               One Montauk Highway
                           Southampton, New York 11968


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Cedric Kushner and James DiLorenzo, or either of them, as attorneys-in-fact and proxies to vote all shares of common stock, $0.01 par value, of Zenascent, Inc., a Delaware corporation which are outstanding and issued in the name of the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 20, 2002 at 12:00 p.m. local time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, 15th floor, New York, New York 10166, and any postponement or adjournment thereof. The undersigned hereby instructs and authorizes these attorneys-in-fact to vote the shares as indicated on the following pages of this proxy.

     The shares represented by this proxy will be voted in accordance with the instructions contained on the following pages. If no instructions are given, the shares will be voted "FOR" approval of the matters to be voted on at the Annual Meeting, as fully described in the Notice of the Annual Meeting of Shareholders and accompanying proxy statement, which the undersigned has received together with this form of proxy.

     If there is proposed any adjournment or postponement of the Annual Meeting to permit further solicitation of proxies with respect to approval of the matters to be voted on at the Annual Meeting, the shares will be voted "FOR" adjournment or postponement if the shares represented by this proxy were to be voted "FOR" approval of the matters to be voted on at the Annual Meeting (including if there were no specifications), and "AGAINST" adjournment or postponement if the shares represented by this proxy were to be voted "AGAINST" approval of the matters to be voted on at the Annual Meeting.

              (Continued on pages 2 - 4 and to be signed on page 4)

                                                          Zenascent, Inc. Proxy
                                                                         Page 2



          YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE PROPOSALS DESCRIBED BELOW ARE IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 THROUGH 11.

Please mark your vote as indicated in the example:  /X/

1.   A VOTE TO ELECT FOUR DIRECTORS TO HOLD OFFICE UNTIL THE 2003 ANNUAL
     MEETING:

     01 - Cedric Kushner; 02 - James DiLorenzo; 03 - Steven Angel; 04 - Steven J. Musumeci;

          /  /  For All Nominees

         /  /   Withhold All Nominees

        /  /    Withhold Authority To Vote For Any Individual Nominee.
                (Write Number(s) of Nominees Below)

                ----------------- (Use Number Only)



                                                   FOR     AGAINST    ABSTAIN
2.   AMENDMENT OF THE COMPANY'S
     CERTIFICATE OF INCORPORATION TO
     CHANGE THE NAME OF THE COMPANY
     TO "CKP, INC."                                / /      / /         / /


3.   AMENDMENT OF THE COMPANY'S
     CERTIFICATE OF INCORPORATION TO
     DELETE ANY REFERENCE TO THE
     COMPANY'S BUSINESS PURPOSE AS
     RELATING TO GOLFING EQUIPMENT OR
     APPAREL.                                      / /      / /         / /

4.   AMENDMENT OF THE COMPANY'S CERTIFICATE
     OF INCORPORATION TO RECLASSIFY THE
     COMPANY'S CLASS A COMMON STOCK AND CLASS B
     COMMON STOCK AS A SINGLE CLASS OF COMMON
     STOCK.                                        / /      / /         / /


         (Continued on pages 3 - 4 and to be signed on page 4)

                                                          Zenascent, Inc. Proxy
                                                                         Page 3


5.   AMENDMENT OF THE COMPANY'S CERTIFICATE OF
     INCORPORATION TO INCREASE THE COMPANY'S
     AUTHORIZED SHARES OF COMMON STOCK TO
     100,000,000 SHARES.                           / /      / /         / /

6.   AMENDMENT OF THE COMPANY'S CERTIFICATE OF
     INCORPORATION TO EFFECT A "REVERSE STOCK
     SPLIT."                                       / /      / /         / /

7.   AMENDMENT OF THE COMPANY'S CERTIFICATE OF
     INCORPORATION AND BY-LAWS TO REPLACE THE
     COMPANY'S CLASSIFIED BOARD OF DIRECTORS
     WITH AN UNCLASSIFIED BOARD OF DIRECTORS.      / /      / /         / /

8.   AMENDMENT OF THE COMPANY'S CERTIFICATE OF
     INCORPORATION AND BY-LAWS TO PERMIT THE
     COMPANY'S SHAREHOLDERS TO TAKE ACTION BY
     WRITTEN CONSENT IN LIEU OF A MEETING.         / /      / /         / /

9.   ADOPTION OF THE COMPANY'S 2002 STOCK
     OPTION PLAN.                                  / /      / /         / /

10.  RATIFICATION OF THE APPOINTMENT OF BDO
     SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR
     THE COMPANY FOR THE CURRENT FISCAL YEAR.      / /      / /         / /


                     (Continued and to be signed on page 4)

                                                          Zenascent, Inc. Proxy
                                                                         Page 4


11.  TO TRANSACT SUCH OTHER BUSINESS AS MAY
     PROPERLY BE PRESENTED AT THE ANNUAL MEETING
     OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.   / /      / /         / /


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, PREPAID RETURN ENVELOPE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE ANNUAL MEETING.

RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THIS PROXY MAY BE REVOKED PRIOR TO ITS USE. PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE

SIGNATURE(S) OF SHAREHOLDER(S)
                              -------------------------------------------------

                              DATED:
                                    ------------------------


Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.